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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported): AUGUST 21, 2000



                                CYBERONICS, INC.
             (Exact name of registrant as specified in its charter)


        DELAWARE                 0-19806               76-0236465
     (State or other           (Commission            (IRS Employer
     jurisdiction of          file number)         Identification No.)
     incorporation)

                   16511 SPACE CENTER BOULEVARD, SUITE 600
                             HOUSTON, TEXAS 77058
             (Address of principal executive offices) (Zip code)


                                (281) 228-7200
             Registrant's telephone number, including area code:
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ITEM 5.     OTHER EVENTS

            On August 21, 2000, Cyberonics, Inc., a Delaware corporation (the "Company), amended its Bylaws (the "Bylaws"), and amended and restated its Preferred Shares Rights Agreement (the "Rights Agreement"), dated March 4, 1997, as amended and restated effective February 16, 2000. The Bylaws were amended to:
(i) address the conduct of business at stockholder meetings and the procedures for submitting stockholder proposals; (ii) require approval of two-thirds of the stockholders for amendments to bylaws adopted by stockholders, and (iii) require action by the board of directors to fill vacancies on the board of directors. In addition,the indemnification provisions have been amended.

            The Rights Agreements was amended to provide that rights would not be distributed and become exercisable until earlier of (i) 10 days following a public announcement that a person has become the beneficial owner of 15% or more of the Company's common stock then outstanding (an "Acquiring Person"), or
(ii) 10 business days (or such later date as may be determined by action of Company's board of directors) following the date on which a tender offer or an exchange offer by any person is first published or sent or given to the Company if, assuming the successful consummation of such transaction, such person would be an Acquiring Person. Prior to this amendment, a person became an "Acquiring Person" upon becoming the beneficial owner of 20% or more of the Company's common stock then outstanding.

            The Company has not attempted to describe all of the changes made in the referenced amendments. Please see the full text of the Bylaws and Rights Plan filed as exhibits hereto and incorporated herein by reference.

            On September 11, 2000, Medtronic, Inc., publicly announced a proposal to acquire the Company's outstanding common stock for $26.00 per share in value of Medtronic common stock. The Company's response to this proposal is contained in the press release filed as an exhibit hereto and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

            (c)   Exhibits

                  The following Exhibits are filed as part of this report:

                  3.1   Bylaws, effective as of August 21, 2000.

                  4.1 Second Amended and Restated Preferred Shares Rights Agreement, dated as of August 21, 2000, by and between Cyberonics, Inc., and BankBoston, N.A. (formerly known as First National Bank of Boston) as Rights Agent.

                 99.1   Press Release dated September 11, 2000; 4:05 p.m. EDT.
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                                  SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      CYBERONICS, INC.

                                  /s/ PAMELA E. WESTBROOK
                                      ----------------------------------------
                                      Pamela E. Westbrook
                                      Vice President, Finance and Administration
                                      and Chief Financial Officer

Date:  September 12, 2000

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                                  EXHIBIT INDEX


EXHIBIT
NUMBER                              DESCRIPTION
------                              -----------
  3.1   -   Bylaws, effective August 21, 2000

  4.1 Second Amended and Restated Preferred Shares Rights Agreement, dated August 21, 2000 by and between Cyberonics, Inc., and Bankboston N.A. (formerly known as First National Bank of Boston) as Rights Agent.

 99.1       Press Release dated September 11, 2000; 4:05 p.m. EDT.